United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2005
Date of report (date of earliest event reported)

MGE ENERGY, INC.
(a Wisconsin Corporation)
133 South Blair Street
Madison, Wisconsin 53703
(608) 252-7000

Commission File No. 000-49965

IRS Employer Identification No. 39-2040501

Former name or former address, if changed since last report: Not applicable

Web site: www.mgeenergy.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 30, 2005, MGE Power Elm Road, LLC, a subsidiary of MGE Energy, Inc. (Nasdaq: MGEE), exercised its options to acquire ownership interests in the coal-fired, baseload generation facilities proposed in We Energies' Power the Future plan. Pursuant to the ownership agreements governing the options, exercising these options will provide MGE Power Elm Road with an undivided 8.33% ownership interest in each of two 615-megawatt generation units being constructed in Oak Creek, Wisconsin. MGE Power Elm Road's ownership interest translates to approximately 50 megawatts per unit. MGE Power Elm Road's share of capital costs for its ownership interest in both units is currently estimated to be approximately $190 million, which would be incurred between 2005 and 2010. Closing on these options is scheduled for November 4, 2005. On that date, MGE Power Elm Road will be required to make an initial payment for project costs of approximately $22 million to We Energies.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc.
(Registrant)

/s/ Jeffrey C. Newman
Vice President and Treasurer
Date: October 3, 2005